UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3661 Horseblock Road, Medford, New York 11763
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 21, 2020, we received a “not approvable” letter from the U.S. Food and Drug Administration, or FDA, with respect to our pre-market approval, or PMA, submission on our DPP HIV-Syphilis multiplex test for commercial use in the United States. Our DPP HIV‑Syphilis System is a single-use, 15-minute screening test for the simultaneous detection of antibodies to HIV types 1 and 2 and Treponema pallidum, the bacteria that causes syphilis. The FDA’s letter indicates that the PMA submission was not approvable in its current form because of reproducibility issues at one of three test sites used in the submission.

In a separate communication, the FDA confirmed to us that the syphilis portion of the PMA submission was acceptable, as was data relating to the inclusion of the pregnant women.

On March 3, 2020, we issued a press release titled “Chembio Diagnostics Provides Update on Regulatory Status of DPP HIV-Syphilis System,” which describes our current actions and plans with respect to the FDA’s letter. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press release of Chembio Diagnostics, Inc. dated March 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: March 3, 2020	By:	/s/ Neil A. Goldman
Neil A. Goldman
Executive Vice President and Chief Financial Officer